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                                                                    Exhibit 16.1


                              RUSSELL & ATKINS, PLC
                          CERTIFIED PUBLIC ACCOUNTANTS

5809 North Grand Blvd., Suite D                        Phone (405) 607-8745
Oklahoma City, Oklahoma 73118                          Fax (405) 607-8744




                                November 12, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

         We have read item 4.01 of the Current Report on Form 8-K dated November 12, 2004, of Capital Growth Systems, Inc., and are in agreement with the statement s contained in the first and second paragraphs of that item. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                          /s/  Russell & Atkins, PLC